EXECUTIVE TELECARD, LTD.

                           DIRECTORS AND EMPLOYEES
                           1993 STOCK OPTION PLAN


          1. Purpose: It is the belief of the management of Executive Telecard, Ltd. (the "Company") that the Company's economic growth is enhanced by attracting, retaining and motivating Directors and Employees of experience and skill. Accordingly, Directors and Employees of the Company shall be afforded the opportunity to acquire shares of the Company's authorized Common Stock, par value $.10 per share, at a price which the Company expects to be below the fair market value of such shares on the exercise date. By providing this opportunity through the adoption of the Executive Telecard, Ltd. Directors and Employees Stock Option Plan and Agreement (the "Plan"), the Company hopes to motivate superior performance on the part of these Directors and Employees and insure the continuing growth and profitability of the Company.

          2.   Administration:

               (a) In General: The Plan shall be administered by one or more members of the Board of Directors of the Company (the "Committee"). The Committee shall be appointed by and serve at the pleasure of the Board.

               (b) Procedural Guidelines: The Committee shall act by agreement of a majority of its entire membership, either by vote taken at a duly convened meeting (which may include a meeting conducted by way of conference telephone call) or by written direction executed by all members of the Committee.

               (c) Powers and Duties: The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purpose of the Plan not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and not in limitation but in application the foregoing, shall have the power and/or obligation to:

                    (1)  provide rules and regulations for the
administration of the Plan and the conduct of the Committee's affairs, and from time to time, as appropriate, to amend or supplement such rules and regulations;

                    (2) correct any defect, supply any omission or reconcile any inconsistency in the Plan of a procedural nature in such manner and to such extent as it shall deem advisable to maintain the Plan in the manner intended; but it shall have no power to add to, subtract from or modify any of the substantive terms of the Plan, and

                    (3) appoint or employ such advisors, agents or representatives as it shall reasonably deem advisable in connection with its proper administration of the Plan, and to rely upon their written opinions, certificates or advice.

Notwithstanding the above, in no event shall the Committee exercise any discretion as to the selection of Directors to whom options may be granted or the number of shares subject to options granted under the Plan.

               (d) Compensation and Expense: The members of the Committee shall receive no special compensation as a result of the rendition of their services hereunder, but shall be entitled to receive any reasonable expenses actually incurred in administering the Plan, as long as the same are substantiated by appropriate written documentation of such expenses. All such substantiated expenses shall be paid by the Company.

          3. Eligibility: The persons eligible to receive options under the Plan shall be those of the Company's Directors and Employees, excluding any such person to whom the issuance of such an option is prohibited by any federal or state law, rule or regulation.

          4. Shares Subject to Plan: The shares which shall be issued and delivered upon exercise of options being granted under the Plan shall be shares of the Company's authorized, but unissued or issued and reacquired Common Stock, par value $.10 per share (the "Shares"). Subject to the adjustments described below, the maximum aggregate number of Shares which may be issued or transferred under the Plan shall not exceed 300,000 Shares. Appropriate equitable adjustments in the option price per Share and number of Shares subject to each option shall be made by the Committee, to give effect to any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split or other relevant change in the capital structure of the Company after the date an option is granted.

          5. Option Grants: Subject to the terms and conditions herein set forth and evidenced by separate acceptance forms executed by the option holders, each Director and Employee described in Section 3 above shall be granted an option to acquire, at the Option Price described in Subsection 6(c) below, in the amount to be established by the Committee. Each such option shall be initially exercisable only on or after June 1, 1993 and only if the option holder is a Director or Employee of the Company on said date.

          6. Terms and Conditions of Options: Each option granted under the Plan shall be subject to the following terms and conditions.

               a.) Date of Grant: The date on which an option is deemed granted (the "Date of Grant") shall be the date on which the option holder was granted options under the Plan.

               b.) Option Price: The purchase price of each Share capable of being acquired upon exercising an option shall be the fair market value of each Share as of the Date of Grant (the "Option Price"). For purposes hereof, the fair market value of a Share on a particular date shall be the last sale price for one Share, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of the close of business of such date. If there were no bid and asked prices for the Company's Shares reported by NASDAQ on the valuation date, but such bid and asked prices for the Company's Shares were reported by NASDAQ within a reasonable period before that date, the fair market value shall be determined by taking the mean between the bid and asked prices for the Share, as reported by NASDAQ as of the close of business on the nearest date preceding the valuation date. In the event the Shares become listed on a national securities exchange, the fair market value of such Shares shall be the mean between the highest and lowest sales prices of Shares on the principal securities exchange on which the Company's stock is listed on the relevant valuation date.

               c.) Mechanics of Exercise: A Director or Employee entitled to any option granted under the Plan may exercise the same either in whole or in part at any time by delivering written notice of exercise to the office of the Secretary of the Company specifying therein the dollar amount and the number of Shares with respect to which the option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired; provided, however, that the Company, in its discretion, may also require the Director or Employee (or any other person then having the right to exercise the option) to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. Payment of the purchase price may be made by (i) cash or (ii) check. No Shares shall be issued until full payment therefor has been made.

               d.) Expiration of Option: Each option granted under the Plan shall expire and all rights to purchase Shares thereunder shall cease five years after the Date of Grant or ninety (90) days after termination of employment whichever comes first.

               e.) Termination of Option: Each option granted hereunder shall terminate and may no longer be exercised if the option holder ceases for any reason to perform services for the Company as a Director or Employee of the Company, or a subsidiary, in accordance with the following provisions:

                    (1) if the option holder's services shall terminate by resignation or other voluntary action, or if such services shall have been terminated involuntarily for cause, the option shall expire immediately upon such termination and may no longer be exercised;

                    (2) if the option holder's services shall terminate involuntarily and without cause, the option holder may at any time within a period of ninety (90) days after such termination of services exercise the option to the extent it was exercisable on the date of termination of the option holder's services;

                    (3) if the option holder's services shall terminate because of disability within the meaning of Section 105(d)(4) of the Internal Revenue Code, the option holder may at any time within a period of six (6) months after such termination of services exercise the option to the extent that the option was exercisable on the date of termination of the option holder's services; and

                    (4) if the option holder dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred may at any time within a period of six (6) months after the option holder's death exercise the option to the extent the option holder might have exercised it at the time of his death; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option. For purposes of this Subsection (e)(1), termination for cause shall mean termination of employment by reason of the option holder's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company, all as the Committee, in its sole discretion, may determine.

               (f) Transferability. No option shall be transferable by the option holder otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him.

               (g) Investment Purpose. Each option is granted on the express condition that the purchase of Shares upon an exercise thereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act of 1933, as amended (the "Act"), or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling.

               (h) Rights as Shareholder. The option holder shall have no rights as a shareholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

               (i) Notices. Any notice required hereunder to the Company shall be addressed to its Secretary at its office and any notice required hereunder to an option holder shall be addressed to his last known mailing address, as it may appear in the records of the Company, subject to the right of any party hereto to designate at any time hereafter in writing some other address.

          7. Amendment, Suspension or Discontinuance of Plan. The Board may from time to time amend, suspend or discontinue the Plan.
Notwithstanding the above, no amendment shall adversely affect or impair any then outstanding option without the consent of the option holder.

          8. Legends. The Committee shall cause appropriate legends to be placed on certificates representing any Shares issued pursuant to the exercise of any options granted under the Plan in order to reflect any limitations imposed on the transfer of such Shares by the Act or other applicable federal and state laws or regulations.

          9. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance of delivery of any certificates for Shares prior to (a) the listing of such Shares on any stock exchange on which they may then be listed and (b) the completion of any registration or qualification of such Shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          10. Binding Agreement. The terms and conditions of the Plan shall be binding upon and inure to the benefit of the Company and each option holder and their respective heirs, representatives and successors.

          11. Option Holder's Acceptance. Each option holder shall be provided with a copy of the Plan upon issuance of the grant.